EXHIBIT 4.01


                                 INTERLAND, INC.

                           2002 EQUITY INCENTIVE PLAN

                           As adopted January 29, 2002


     1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Interland, Inc. (the "COMPANY") or its Subsidiaries, by offering them an opportunity to participate in the future performance of the Company through awards of Options. Capitalized terms not defined in the text are defined in Section 21 hereof.

     2. SHARES SUBJECT TO THE PLAN.

          2.1 Number of Shares Available. Subject to Sections 2.2 and 16 hereof, 6,500,000 Shares are available for grant and issuance under the Plan. Subject to Sections 2.2 and 16 hereof, Shares subject to Awards previously granted under this Plan will again be available for grant and issuance in connection with future Awards under this Plan to the extent such Shares: (i) cease to be subject to issuance of Options without being exercised; (ii) are subject to an Award granted hereunder but the Shares subject to such Award are forfeited or repurchased by the Company at the original issue price; or (iii) are subject to an Award that otherwise terminates without Shares being issued. No more than 65,000,000 shares shall be issued as ISOs. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

          2.2 Adjustment of Shares. In the event that the number of outstanding shares of Company Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under this Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, and
(iii) the number of Shares that may be granted pursuant to Section 3, below will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

     3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan pursuant

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to the grant of Awards  hereunder,  other than new employees of the Company or a
Subsidiary (including new employees who are also officers and directors of the Company or a Subsidiary), who are eligible to receive up to a maximum of 4,000,000 Shares in the calendar year in which they commence their employment.

     4. ADMINISTRATION.

          4.1 Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

          (a) construe and interpret this Plan, any Notice of Grant and any other agreement or document executed pursuant to this Plan;

          (b) prescribe, amend and rescind rules and regulations relating to this Plan;

          (c)  approve persons to receive Awards;

          (d)  determine the form and terms of Awards;

          (e) determine the number of Shares or other consideration subject to Awards;

          (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or a Subsidiary;

          (g)  grant waivers of any conditions of this Plan or of any Award;

          (h) determine the terms of vesting, exercisability, transferability and payment of Awards;

          (i)  extend  the   vesting   period  or  exercise   period   beyond  a
               Participant's Termination Date;

          (j)  accelerate the vesting or exercisability of any Award,  including
               but  not   limited  to   acceleration   following   a   Corporate
               Transaction;

          (k) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Notice of Grant, and any Exercise Agreement;

          (l)  determine whether an Award has been earned; and

          (m) make all other determinations necessary or advisable for the administration of this Plan.



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

          4.2 Committee Discretion. Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (i) at the time of grant of the Award, or (ii) subject to Section 5.8 hereof, at any later time. Any such determination will be final and binding on the Company, any Subsidiary and on all persons having an interest in any Award under this Plan. The Board or the Committee may delegate to one or more officers who are members of the Board of the Company the authority to grant an Award under this Plan to non-Section 16 officers. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

     5. OPTIONS. The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the following:

          5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by a Notice of Grant ("NOTICE OF GRANT") that will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Notice of Grant and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

          5.3 Exercise Period. Options may be exercisable immediately but subject to repurchase pursuant to Section 10 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Notice of Grant governing such Option. The Notice of Grant shall set forth the last date that the option may be exercised (the "EXPIRATION DATE"); provided further that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be less than Fair Market Value (but not less than the par value of the Shares); provided that (i) the Exercise Price of an Option will not be less than the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 6 hereof and the Notice of Grant.



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

          5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

          5.6 Termination. Subject to earlier termination pursuant to Section 16 hereof and notwithstanding the exercise periods set forth in the Notice of Grant, exercise of an Option will always be subject to the following:

          (a) If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant's Options only to the extent that such Options are exercisable upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within thirty (30) days after the Termination Date (or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee), but in any event, no later than the expiration date of the Options.

          (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within thirty (30) days after a Termination other than for Cause), then Participant's Options may be exercised only to the extent that such Options are exercisable by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant's legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee), but in any event no later than the expiration date of the Options.

          (c) If the Participant is terminated for Cause, then Participant's Options shall expire on such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.



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

          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the amendment.

          5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after the exercise of the ISO (in either case, a "DISQUALIFYING DISPOSITION"), the Participant must immediately notify the Company in writing of such disposition. The Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the Disqualifying Disposition.

          5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted; and, provided further, that the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price will not be reduced below the par value of the Shares, if any.

     6. PAYMENT FOR SHARE PURCHASES.

          6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

          (a) by cancellation of indebtedness of the Company or a Subsidiary owed to the Participant;



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

          (b) by surrender of shares that: (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

          (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code and any adverse accounting treatments; provided, however, that Participants who are not employees or directors of the Company or a Subsidiary will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by law;

          (d) by waiver of compensation due or accrued to the Participant from the Company or a Subsidiary for services rendered;

          (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists: through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

          (f)  by any combination of the foregoing.

     7. WITHHOLDING TAXES.

          7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, and local income and employment withholding tax requirements.

          7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold



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

Shares if such withholding would result in adverse accounting consequences to the Company or a Subsidiary. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

     8. PRIVILEGES OF STOCK OWNERSHIP.

          8.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 10 hereof. The Company will comply with any state blue sky regulations with respect to the voting rights of Common Stock.

     9. TRANSFERABILITY.

          9.1 General Rule. Except as otherwise provided in this Section 9, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and no Award may be made subject to execution, attachment or similar process.

          9.2 Awards Other Than NQSOs. All Awards other than NQSO's shall be exercisable (a) during a Participant's lifetime only by Participant or the Participant's guardian or legal representative; and (b) after Participant's death, by the legal representative of the Participant's heirs or legatees.

          9.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by "permitted transfer;" or (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees. "Permitted transfer" means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant's lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

     10. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Notice of Grant a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company or a Subsidiary by the


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

Participant following such Participant's Termination at any time within the later of ninety (90) days after the Participant's Termination Date and the date the Participant purchases Shares under the Plan at the Participant's Exercise Price.

     11. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan (whether in physical or electronic form, as the case may be) will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

     12. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares set forth in Section 10 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.

     13. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Common Stock of the Company or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     14. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal


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

law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will not be under an obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and neither the Company nor any Subsidiary will have any liability for any inability or failure to do so.

     15. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with the Company or a Subsidiary or limit in any way the right of the Company or a Subsidiary to terminate Participant's employment or other relationship at any time, with or without Cause.

     16. CORPORATE TRANSACTIONS AND CHANGE IN CONTROL.

          16.1 Assumption or Replacement of Awards by Acquiring Corporation. In the event of a Change in Control all outstanding Options shall become fully exercisable, and such Options shall be assumed or replaced by the Acquiring Corporation which assumption, conversion or replacement will be binding on all Participants.

          16.2 Replacement Awards. Replacement Options shall be at least as favorable to Participants in every respect as those replaced.

          16.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in substitution of such other company's award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged
(except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     17. ADOPTION. This Plan will become effective on the date that it is adopted by the Board (the "EFFECTIVE DATE").

     18. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

     19. AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.8 hereof, the Board may at any time terminate or amend this Plan in any respect, including


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

without limitation amendment of any form of Notice of Grant or instrument to be executed pursuant to this Plan

     20. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     21. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

          "ACQUIRING CORPORATION" means an entity which as a result of a Business Combination owns Interland or substantially all of Interland's assets directly or through one or more Subsidiaries.

          "AWARD" means any award of ISOs or NQSOs under this Plan.

          "BENEFICIAL OWNER" with respect to a Person, means securities of which that Person is a beneficial owner as defined in Rule 13d-3 promulgated under the Exchange Act.

          "BOARD" means the Board of Directors of the Company.

          "BUSINESS COMBINATION" means a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Interland or a sale or other disposition of all or substantially all of the assets of Interland.

          "CAUSE" means Termination because of (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary, the Participant's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant's commission of an act of personal dishonesty which involves personal profit in connection with the Company, a Subsidiary or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or a Subsidiary and the Participant regarding the terms of the Participant's service as an employee, officer, director or consultant to the Company or a Subsidiary, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Subsidiary, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Subsidiary and the Participant, (iv) Participant's disregard of the policies of the Company or a Subsidiary so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Subsidiary, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Subsidiary.

          "CHANGE IN CONTROL" means:

          (i) a change in the beneficial ownership of Interland's voting stock (arising other than by means of a tender offer) such that any Person becomes a Beneficial Owner, directly or indirectly, of securities of Interland representing a Control Share. A "Change in Control" shall not include ownership by any Person, who (A) as of the date hereof (January 29, 2002) is the Beneficial Owner of securities representing a Control Share or (B) is an employee benefit plan (or related trust) sponsored or maintained by the Company or any 90% or more owned Subsidiary of Interland;

          (ii)  holders  of  voting   securities   of   Interland   approve  the
consummation of a Business Combination, unless, immediately following such Business Combination, each of the following two conditions is satisfied:

                    (A) all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock and voting securities of Interland immediately prior to such Business Combination beneficially own directly or indirectly, more than 50% of both the then-outstanding shares of Common Stock (or common stock equivalents) and the combined voting power of the then-outstanding securities entitled to vote generally, including in the election of directors, respectively, of the Acquiring Corporation in substantially the same proportions immediately prior to such Business Combination;

                    (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by Interland or by the Acquiring Corporation) beneficially owns, directly or indirectly, securities representing a Control Share of the Acquiring Corporation (except to the extent that such level of ownership in Interland existed prior to the Business Combination);

          (iii) such time as the Continuing Directors do not constitute a majority of the Board (or, if applicable, the Board of Directors of an Acquiring Corporation);

          (iv) the holders of the voting securities of Interland approve a complete liquidation of Interland; or

          (v) a tender offer (for which any required SEC filing under Section 14(d) of the Exchange Act has been made) is made for the Common Stock or other voting securities of Interland. In the case of a tender offer described in this paragraph (v), a "Change in Control" will be deemed to have occurred upon the first to occur of:

                    (A) any time during the offer when the Person making the offer either owns or has accepted for payment securities of Interland representing a Control Share; or

                    (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the Person making the offer would own, by the terms of the offer plus any shares owned by this Person, securities of Interland representing a Control Share when the offer terminates.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITTEE" means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

          "COMPANY" means Interland, Inc., or any successor corporation.

          "CONTINUING DIRECTOR" means at any date a member of the Board (i) who was a member of the Board on the date hereof (January 29, 2002) or (ii) who was nominated or elected in a formal resolution adopted by at least a majority of the directors who were Continuing Directors at the time of such nomination or election provided, however, that there shall be excluded from the definition of Continuing Director any individual whose assumption of the office occurred as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

          "CONTROL SHARE" with regard to securities of Interland or an Acquiring Corporation, means ownership of either (x) 50 percent or more of the total voting power of the then outstanding securities, or (y) 50 percent or more of the outstanding Common Stock. Percentage ownership shall be computed in accordance with Rule 13d-3 promulgated under the Exchange Act.

          "DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company Common Stock determined as follows:

          (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

          (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

          (d) if none of the foregoing is applicable, by the Committee in good faith.

          "FAMILY MEMBER" includes any of the following:

          (a) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

          (b) any person (other than a tenant or employee) sharing the Participant's household;


          (c) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;


          (d) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

          (e) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

          "INSIDER" means an officer or director of the Company, Inc. or a Subsidiary or any other person whose transactions in the Company Common Stock are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

          "ISO" means an Incentive Stock Option within the meaning of Section 422 of the Code.

          "NOTICE OF GRANT" means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

          "NQSO" means a nonqualified stock option that does not qualify as an Incentive Stock Option within the meaning of the Code.

          "OPTION"  means an award of an option to purchase  Shares  pursuant to
Section 5 hereof.

          "PARTICIPANT" means a person who receives an Award under this Plan.

          "PERSON" shall mean an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

          "PLAN" means this 2002 Equity Incentive Plan, as amended from time to time.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHARES" means shares of the Interland, Inc. Common Stock, $0.01 par value, reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16 hereof, and any successor security.

          "SUBSIDIARY" means any corporation (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Subsidiary. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Board and issued and promulgated in writing. In the case of any Participant on
(i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Notice of Grant. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

          "UNVESTED SHARES" means "Unvested Shares" as defined in the Notice of Grant.

          "VESTED SHARES" means "Vested Shares" as defined in the Notice of Grant.



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